AMENDMENT NO. 3 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 3 TO TERM LOAN AGREEMENT (this “Amendment”), dated as of October 5, 2021, is by and among CARNIVAL CORPORATION, a Panamanian corporation (the “Lead Borrower”), CARNIVAL FINANCE, LLC, a Delaware limited liability company (the “Co-Borrower”), JPMORGAN CHASE BANK, N.A., as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), and the Lenders party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Loan Agreement referred to below (as amended by this Amendment).
W I T N E S S E T H:
WHEREAS, the Lead Borrower, the Co-Borrower, Carnival plc, a company incorporated under the laws of England and Wales (“Carnival plc”), the other Guarantors, the Administrative Agent, U.S. Bank National Association, as Security Agent, and the Lenders from time to time party thereto have entered into the Term Loan Agreement, dated as of June 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time through the Effective Time referred to below, the “Loan Agreement”); and
WHEREAS, in accordance with the provisions of Section 11.1 of the Loan Agreement, technical and conforming modifications to the Loan Agreement may be made with the consent of the Lead Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary to cure any ambiguity, omission, defect or inconsistency;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
SECTION 1. Amendments to Loan Agreement. Effective as of the Effective Time, Section 6.14(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(a)    The Borrowers may on one or more occasions after the Effective Date, by written notice to the Administrative Agent, request the establishment of Incremental Commitments; provided, except with respect to Indebtedness that constitutes Permitted Refinancing Indebtedness in respect of any Indebtedness secured pursuant to the clause (B), (C) or (E) of the definition of Permitted Collateral Liens (it being understood that to the extent the refinanced Indebtedness consists of Junior Obligations, such Permitted Refinancing Indebtedness shall be Junior Obligations), that after giving pro forma effect thereto and the use of proceeds thereof, the Loan-to-Value Ratio does not exceed 25%. Each such notice shall specify (i) the date on which the Lead Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (ii) the amount of the Incremental Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (y) any Person that the Lead Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee.”
[Amendment No. 3 to Term Loan Agreement]

SECTION 2. Effectiveness. This Amendment shall become effective upon receipt by the Administrative Agent of duly executed counterpart signature pages to this Amendment by the Lead Borrower and the Administrative Agent (the “Effective Time”).
SECTION 3. Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.
SECTION 4. Reference to and Effect on the Loan Agreement and the Loan Documents.
(a)    From and after the Effective Time, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by this Amendment. The Loan Agreement, as amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
SECTION 5. Governing Law. This Amendment shall be deemed to be a contract made under, and shall be governed by, the laws of the State of New York.
SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic (i.e. “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7. Electronic Execution. Section 11.8(b) of the Loan agreement shall apply to the execution of this Amendment mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.
CARNIVAL CORPORATION,
as the Lead Borrower
By: /s/ Quinby Dobbins
    Name:     Quinby Dobbins
    Title:     Treasurer

[Amendment No. 3 to Term Loan Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By: /s/ Nadeige Dang
    Name:     Nadeige Dang
    Title:     Executive Director
[Amendment No. 3 to Term Loan Agreement]